Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 2 to Amended and Restated Credit Agreement (this “Amendment”) is dated as of February 21, 2007, by and among AMERICAN DENTAL PARTNERS, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower party hereto (collectively, the “Subsidiary Guarantors” and together with the Borrower, the “Credit Parties”), the lending institutions party to the Credit Agreement, as hereinafter defined (the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (the “Administrative Agent”).

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of February 22, 2005 and as amended by the Omnibus Amendment Agreement and Waiver, dated as of January 26, 2007, and as the same may from time to time be further amended, restated or otherwise modified, which provides, among other things, for revolving loans, letters of credit and other financial accommodations, all upon certain terms and conditions stated therein (as amended and as the same may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Credit Parties, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, the Credit Parties, the Administrative Agent and the Lenders hereby agree as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined in this Amendment shall be defined in accordance with the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendment to Schedule 1. Schedule 1 to the Credit Agreement shall be amended and restated as set forth at Exhibit A to this Amendment.

2.2 New Definitions. Article I of the Credit Agreement is hereby amended to add the following new definitions thereto in the appropriate alphabetical order:

““Amendment No. 2 Effective Date” shall mean the date upon which the conditions specified in Section 4.1 of Amendment No. 2 to Amended and Restated Credit Agreement are satisfied.”

““Augmenting Lender” shall have the meaning provided in Section 4.4(a).”

““Commitment Increase Request” shall have the meaning provided in Section 4.4(a).”

““Increasing Lender” shall have the meaning provided in Section 4.4(a).”

““Non-Increasing Lender” shall have the meaning provided in Section 4.4(a).”

2.3 Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended to amend and restate the definitions of “Applicable Commitment Fee Rate”, “Applicable Margin”, “Commitment”, “Facility Termination Date”, “Permitted Acquisition” and “Total Commitment” in their entirety as follows:

““Applicable Commitment Fee Rate” shall mean:

(i) As of the Amendment No. 2 Effective Date, until changed hereunder in accordance with the provisions set forth in this definition, the Applicable Commitment Fee Rate shall be 20.00 basis points;

(ii) Commencing with the fiscal quarter of the Borrower ended on December 31, 2006, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Commitment Fee Rate in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Commitment Fee Rate
Greater than or equal to 2.75 to 1.00	50.00 bps
Greater than or equal to 1.75 to 1.00, but less than 2.75 to 1.00	37.50 bps
Greater than 1.25 to 1.00, but less than 1.75 to 1.00	30.00 bps
Less than or equal to 1.25 to 1.00	20.00 bps

(iii) Changes in the Applicable Commitment Fee Rate based upon changes in the Leverage Ratio shall become effective on the third Business Day following the receipt by the Administrative Agent pursuant to Section 8.1(a) or (b) of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in Section 8.1(c), demonstrating the computation of the Leverage Ratio, based upon the Leverage Ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements. Notwithstanding the foregoing, during any period when (A) the Borrower has failed to timely deliver its consolidated financial statements referred to in Section 8.1(a) or (b), accompanied by the certificate and calculations referred to in Section 8.1(c) or (B) an Event of Default has occurred and is continuing, the Applicable Commitment Fee Rate shall be the highest rate per annum indicated therefor in the above matrix, regardless of the Leverage Ratio at such time. Any changes in the Applicable Commitment Fee Rate shall be determined by the Administrative Agent in accordance with the provisions set forth in this definition and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.”

““Applicable Margin” shall mean:

(i) As of the Amendment No. 2 Effective Date, until changed hereunder in accordance with the following provisions, the Applicable Margin shall be (A) 0.00 basis points for Base Rate Loans, and (B) 87.50 basis points for Eurodollar Loans;

(ii) Commencing with the fiscal quarter of the Borrower ended on December 31, 2006, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Margin in accordance with the following matrix, based on the Leverage Ratio:

Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Eurodollar Loans
Greater than or equal to 2.75 to 1.00	100.00 bps	187.50 bps
Greater than or equal to 2.25 to 1.00, but less than 2.75 to 1.00	75.00 bps	162.50 bps
Greater than or equal to 1.75 to 1.00, but less than 2.25 to 1.00	50.00 bps	137.50 bps
Greater than 1.25 to 1.00, but less than 1.75 to 1.00	25.00 bps	112.50 bps
Less than or equal to 1.25 to 1.00	0 bps	87.50 bps

(iii) Changes in the Applicable Margin based upon changes in the Leverage Ratio shall become effective on the third Business Day following the receipt by the Administrative Agent pursuant to Section 8.1(a) or (b) of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in Section 8.1(c), demonstrating the computation of the Leverage Ratio, based upon the Leverage Ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements. Notwithstanding the foregoing provisions, during any period when (A) the Borrower has failed to timely deliver its consolidated financial statements referred to in Section 8.1(a) or (b), accompanied by the certificate and calculations referred to in Section 8.1(c), (B) a Default under Section 10.1(a) has occurred and is continuing, or (C) an Event of Default has occurred and is continuing, the Applicable Margin shall be the highest rate per annum indicated therefor in the above matrix, regardless of the Leverage Ratio at such time. Any changes in the Applicable Margin shall be determined by the Administrative Agent in accordance with the provisions set forth in this definition and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.”

““Commitment” shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender’s name in Schedule 1 hereto as its “Commitment” as the same may be reduced or increased from time to time pursuant to Section 4.2, 4.3, 4.4 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 12.4(i).”

““Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period; plus (A) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense, (ii) Consolidated

Income Tax Expense, (iii) Consolidated Depreciation and Amortization Expense, (iv) non-cash charges relating to stock option expenses taken in accordance with FAS 123R, and (v) extraordinary and other non-recurring non-cash losses and charges; less (B) gains on sales of assets and other extraordinary gains and other non-recurring gains; all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that, notwithstanding anything to the contrary contained herein, the Borrower’s Consolidated EBITDA for any Testing Period shall (x) include the appropriate financial items for any person or business unit that has been acquired by the Borrower for any portion of such Testing Period prior to the date of acquisition (but excluding anticipated operating synergies), and (y) exclude the appropriate financial items for any person or business unit that has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition, in the case of clauses (x) and (y), subject to the Administrative Agent’s reasonable discretion and supporting documentation acceptable to the Administrative Agent.

““Facility Termination Date” shall mean the earlier of (i) February 21, 2012, or (ii) the date that the Total Commitment is terminated pursuant to Section 10.2 hereof.”

““Permitted Acquisition” shall mean and include any Acquisition as to which all of the following conditions are satisfied:

(i) such Acquisition (A) involves a line or lines of business that are complementary to the lines of business in which the Borrower and its Subsidiaries, considered as an entirety, are engaged on the Closing Date, and (B) involves a person or a line or lines of business that are located and operated in the United States;

(ii) the aggregate Consideration for such Acquisition, when added together with the aggregate Consideration for all other Permitted Acquisitions made during the same fiscal year as such Acquisition (excluding any Acquisitions made prior to the Closing Date), shall not exceed $25,000,000;

(iii) no Default or Event of Default shall exist prior to or immediately after giving effect to such Acquisition;

(iv) the Borrower would, after giving effect to such Acquisition, on a pro forma basis, be in compliance with the financial covenants set forth in Section 9.7;

(v) at least five Business Days prior to the completion of such Acquisition (other than an acquisition of patient records in which the aggregate consideration is less than $250,000), the Borrower shall have delivered to the Administrative Agent and the Lenders (A) in the case of any Acquisition in which the aggregate Consideration to be paid is in excess of $2,000,000 (or in the case of any Acquisition in which the Consideration to be paid, together with the aggregate Consideration paid in connection with all other Permitted Acquisitions made during the same fiscal quarter as such Acquisition, is in excess of the aggregate amount of $2,000,000), a certificate of an Authorized Officer demonstrating, in reasonable detail, the computation of the financial covenants referred to in Section 9.7 on a pro forma basis, and (B) in the case of any Acquisition in which the aggregate Consideration is in excess of $7,500,000, historical financial statements relating to the business or person to be acquired, financial projections relating to the Borrower and its Subsidiaries after giving effect to such

Acquisition and such other information as the Administrative Agent may reasonably request; and

(vi) any Management Service Agreement entered into by the Borrower or any of its Subsidiaries in connection with such Acquisition is collaterally assignable to the Administrative Agent without the consent of any party to such Management Service Agreement, subject to any restrictions under applicable law.”

““Total Commitment” shall mean the aggregate amount of the Commitments of the Lenders, as such commitment may be decreased or increased pursuant to the terms of this Agreement. The amount of the Total Commitment on the Amendment No. 2 Effective Date is $75,000,000.”

2.4 Amendment to Section 4.3. Section 4.3(c) of the Credit Agreement is hereby deleted in its entirety.

2.5 Amendment to Article IV. A new Section 4.4 is added to the Credit Agreement as follows:

“Section 4.4 Increase in Commitments.

(a) The Borrower may, by written notice to the Administrative Agent, request (each such request, a “Commitment Increase Request”) that the Total Commitment be increased by an amount not to exceed $25,000,000 such that the aggregate Total Commitment is not more than $100,000,000 after giving effect to all such increases from the Amendment No. 2 Effective Date until one year prior to the Facility Termination Date, provided that no Default or Event of Default has occurred and is continuing at the time of such Commitment Increase Request and on the date of any such increase. The Administrative Agent shall deliver a copy of such Commitment Increase Request to each Lender. The Borrower shall set forth in such Commitment Increase Request the amount of the requested increase in the Total Commitment (which shall be in a minimum amount of $5,000,000 and in minimum increments thereafter of $5,000,000) and the date on which such increase is requested to become effective (which date shall be not less than 20 Business Days nor more than 60 days after the date of such notice and that, in any event, must be at least 385 days prior to the Facility Termination Date), and shall offer each Lender the opportunity to increase its Commitment by its Commitment Percentage of the proposed increased amount. Each Lender shall, by notice to the Borrower and the Administrative Agent given not more than 10 Business Days after the date of delivery by the Administrative Agent of the Borrower’s Commitment Increase Request, either agree to increase its Commitment by all or a portion of the offered amount (each such Lender so agreeing being an “Increasing Lender”) or decline to increase its Commitment (and any such Lender that does not deliver such a notice within such period of 10 Business Days shall be deemed to have declined to increase its Commitment and each Lender so declining or being deemed to have declined being a “Non-Increasing Lender”). If at the end of the 10 Business Day period referred to above there are any Non-Increasing Lenders, the Administrative Agent shall offer to each Increasing Lender the opportunity to increase its Commitment by all or a portion of the remaining amount of the requested increase that the Non-Increasing Lenders did not accept and, if such Increasing Lenders offer to increase their Commitments by more than such remaining amount, the Administrative Agent shall allocate such remaining amount among such Increasing Lenders on a pro rata basis based upon each such Lender’s

Commitment Percentage. If, on the 11th Business Day after the Administrative Agent shall have delivered a copy of a request by the Borrower to the Lenders as set forth above, the Increasing Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the Total Commitment so requested by the Borrower, the Borrower may arrange for one or more banks or other entities that are Eligible Assignees, in each case reasonably acceptable to the Administrative Agent (each such person so agreeing being an “Augmenting Lender”), to commit to making Loans pursuant to a Commitment hereunder in an amount no less than $5,000,000, and the Borrower and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence such Augmenting Lender’s Commitment and/or its status as a Lender hereunder. Any increase in the Total Commitment may be made in an amount that is less than the increase requested by the Borrower if the Borrower is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

(b) Each of the parties hereto agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that after giving effect to any increase in the Total Commitment pursuant to this Section 4.4(b), the outstanding Loans (if any) are held by the Lenders in accordance with their new Commitment Percentages. This may be accomplished at the discretion of the Administrative Agent: (w) by requiring the outstanding Loans to be prepaid with the proceeds of new Borrowings; (x) by causing the Non-Increasing Lenders to assign portions of their outstanding Loans to Increasing Lenders and Augmenting Lenders; (y) by permitting the Borrowings outstanding at the time of any increase in the Total Commitment pursuant to this Section 4.4(b) to remain outstanding until the last days of the respective Interest Periods therefor, even though the Lenders would hold such Borrowings other than in accordance with their new Commitment Percentages; or (z) by any combination of the foregoing. Any prepayment or assignment described in this paragraph (b) shall be subject to Section 2.7, but otherwise without premium or penalty; provided, however, that the Administrative Agent, in exercising its discretion to take the actions permitted under this Section 4.4(b), shall use its commercially reasonable efforts to minimize the liability of the Borrower arising under Section 2.7.”

2.6 Amendment to Section 8.1. Section 8.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Officer’s Compliance Certificates. At the time of the delivery of the financial statements provided for in Sections 8.1(a) and (b), a certificate on behalf of the Borrower of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Borrower proposes to take with respect thereto, which certificate shall set forth (i) the calculations required to establish compliance with the provisions of Section 9.7 and (ii) evidence of pro forma compliance with the financial covenants set forth in Section 9.7 with respect to each Share Repurchase made during the period financial quarter for which such certificate is being delivered as though such Share Repurchases had occurred at the beginning of such fiscal quarter.

2.7 Amendment to Section 8.15. Section 8.15(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) The Borrower shall, and shall cause each of its Subsidiaries to, ensure that each Management Service Agreement entered into on or after the Closing Date is in substantially the same form as previously delivered to the Administrative Agent and shall not enter into, or permit any of its Subsidiaries to enter into, any amendment or other modification to any Management Service Agreement that results in such Management Service Agreement not being in substantially the same form as the form of Management Service Agreement previously delivered to the Administrative Agent; provided, however, that the Borrower and its Subsidiaries shall be permitted to make non-material amendments or other modifications to any Management Service Agreement so long as such amendment or other modification does not materially adversely affect (i) the Lenders or any of their rights under the Credit Documents or (ii) any of the Collateral or any of the Lenders’ rights in or to any of the Collateral.”

2.8 Amendment to Section 9.6. Sections 9.6(c) and 9.6(d) of the Credit Agreement are hereby amended and restated in their entirety as follows:

“(c) the Borrower may declare any pay or make Capital Distributions, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower is in compliance with the financial covenants set forth in Section 9.7 hereof after giving pro forma effect to each such Capital Distribution, and (iii) the aggregate amount of all Capital Distributions made by the Borrower pursuant to this clause shall not exceed (A) during any fiscal year of the Borrower an amount equal to 50% of the Consolidated Net Income for the most recently completed fiscal year of the Borrower, to the extent positive and (B) $25,000,000 in the aggregate on and after the Closing Date;

(d) the Borrower may make Share Repurchases, provided that (i) prior to or contemporaneously with any such Share Repurchase in excess of $3,000,000, the Borrower shall provide written evidence to the Administrative Agent and the Lenders of compliance on a pro forma basis with the covenants contained in Section 9.7, (ii) no Default or Event of Default shall have occurred and be continuing or shall result therefrom and (iii) the aggregate amount of all such Share Repurchases made in any fiscal year shall not exceed $12,000,000 (the “Annual Share Purchase Limit”) provided that in the event actual Share Repurchases for any fiscal year are less than such amount, 100% of the difference may be carried over to the next fiscal year (the “Share Purchase Carryover”), but not any subsequent fiscal year, provided, further that in any given year, the Annual Share Purchase Limit shall be deemed used before using the Share Purchase Carryover; and”

2.9 Amendments to Section 9.7. Sections 9.7(a), 9.7(b) and 9.7(d) of the Credit Agreement are hereby amended and restated in their entirety as follows:

“(a) Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth at any time to be less than the sum of (i) $98,873,000 plus (ii) 50% of Consolidated Net Income (to the extent a positive number) for each fiscal quarter ending after December 31, 2006 plus (iii) 100% of the proceeds of any equity offering (or any debt offering to the extent converted into equity) by the Borrower occurring after December 31,2006.”

“(b) Leverage Ratio. The Borrower will not at any time permit the Leverage Ratio to exceed 3.00 to 1.00.”

“(d) Consolidated Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make or incur Consolidated Capital Expenditures during any fiscal year of the Borrower in excess of $20,000,000 (the “Annual Cap Ex Limit”), provided that in the event actual Consolidated Capital Expenditures for any fiscal year are less than such amount, 100% of the difference may be carried over to the next fiscal year (the “Carryover”), but not any subsequent fiscal year, provided, further that in any given year, the Annual Cap Ex Limit shall be deemed used before using the Carryover.”

Section 3. Reallocation of Commitments. On the date that this Amendment becomes effective in accordance Section 4.1 hereof (the “Effective Date”), the Commitment of each Lender shall be reallocated such that the Commitment of each Lender shall be as set forth on Schedule 1 to the Credit Agreement as amended and attached to this Amendment as Exhibit A (“Amended Schedule 1”). Any Lender that is executing this Amendment and that was not a Lender prior to the Effective Date shall become a “Lender” under the Credit Agreement and the other Credit Documents as of the Effective Date with a Commitment as set forth on Amended Schedule 1 as is such Lender had executed an Assignment Agreement.

Section 4. Effectiveness.

4.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(i) Amendment Executed. This Amendment shall have been executed by each Credit Party, the Administrative Agent and each Lender, and counterparts hereof as so executed shall have been delivered to the Administrative Agent.

(ii) Opinions of Counsel. The Administrative Agent shall have received an opinion of counsel from counsel to the Borrower which shall be in form and substance satisfactory to the Administrative Agent.

(iii) Corporate Resolutions and Approvals. The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors of the Borrower approving this Amendment and the other Credit Documents to be executed in connection herewith.

(iv) Incumbency Certificate. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other Credit Documents to be executed in connection herewith.

(v) Organizational Documents. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, certifying that the by-laws and Certificate of Incorporation of the Borrower have not been amended, restated or otherwise modified since the Closing Date.

(vi) Fees, etc. The Borrower shall have paid or caused to be paid all fees referred to in the Fee Letter, dated as of February 6, 2007, and shall have paid all reasonable out-of-pocket fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent that have been invoiced on or prior to such date in connection with the preparation, negotiation, execution and delivery of this Amendment.

(vii) Representations and Warranties. All representations and warranties of the Credit Parties contained in the Credit Agreement or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of this Amendment, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

(viii) Other Conditions. The Borrower shall have satisfied such other conditions as the Administrative Agent may reasonably request relating to the transactions contemplated hereby.

4.2 Effective Date. This Amendment shall be effective on the date upon which the conditions precedent set forth in Section 3.1 above are satisfied. Unless otherwise specifically set forth herein, each of the amendments and other modifications set forth in this Amendment shall be effective on and after such date.

Section 5. Representations and Warranties. Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that (a) such Credit Party has the legal power and authority to execute and deliver this Amendment, (b) the officer executing this Amendment on its behalf has been duly authorized to execute and deliver the same and bind such Credit Party with respect to the provisions hereof, (c) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment, and (d) as of the date hereof, such Credit Party has no claim or offset against, or defense or counterclaim to, its obligations or liabilities under the Credit Agreement or any other Credit Document.

Section 6. Miscellaneous.

6.1 Waiver. Each Credit Party, by signing below, hereby waives and releases Administrative Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims, in each case arising on or prior to the date of this Amendment, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

6.2 Subsidiary Guarantors. Each Subsidiary Guarantor consents and agrees to and acknowledges the terms of this Amendment and specifically acknowledges the terms of and consents to the amendments set forth in this Amendment. Each Subsidiary Guarantor further agrees that its obligations pursuant to the Subsidiary Guaranty shall remain in full force and effect and be unaffected hereby.

6.3 Credit Agreement Unaffected. Each reference that is made in the Credit Agreement or any Credit Document to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement, as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Credit Document.

6.4 Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

6.5 Expenses. The Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment, including without limitation, the reasonable costs, fees, expenses and disbursements of the Administrative Agent’s legal counsel.

6.6 Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment, and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

6.7 Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documents executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

6.8 Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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6.9 JURY TRIAL WAIVER. EACH CREDIT PARTY, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

THE BORROWER:

AMERICAN DENTAL PARTNERS, INC.

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President, Planning & Investment

THE SUBSIDIARY GUARANTORS:

ADP OF NEW YORK, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF ALABAMA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF CALIFORNIA, INC., a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF LOUISIANA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MARYLAND, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MICHIGAN, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MISSOURI, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF NORTH CAROLINA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF OKLAHOMA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF PENNSYLVANIA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF TENNESSEE, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF VIRGINIA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PROFESSIONAL SERVICES, LLC, a Subsidiary Guarantor

By:	/s/ Breht T. Feigh
Name:	Breht T. Feigh
Title:	Vice President

APPLE PARK ASSOCIATES, INC., a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF ARIZONA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF WISCONSIN, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

PDHC, LTD., a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

TEXAS DENTAL MANAGEMENT, INC., a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

TEXAS DENTAL PARTNERS, LP, a Subsidiary Guarantor

By: TEXAS DENTAL MANAGEMENT, INC., as its General Partner

Name:	Ian H. Brock
Title:	Vice President

VOSS DENTAL LAB, INC., a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

ADP-CFK, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

CARE FOR KIDS — USA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

CARE FOR KIDS OF ARIZONA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

AMERICAN DENTAL PARTNERS OF MINNESOTA, LLC, a Subsidiary Guarantor

By:	/s/ Ian H. Brock
Name:	Ian H. Brock
Title:	Vice President

THE ADMINISTRATIVE AGENT AND THE LENDERS:

KEYBANK NATIONAL ASSOCIATION, as a Lender, a Letter of Credit Issuer and Administrative Agent

By:	/s/ J.T. Taylor
Name:	J.T. Taylor
Title:	Senior Vice President

TDBANKNORTH, N.A.

By:	/s/ Jeffrey R. Westling
Name:	Jeffrey R. Westling
Title:	Senior Vice President

CITIZENS BANK OF MASSACHUSETTS

By:	/s/ Michael Ouellet
Name:	Michael Ouellet
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Peter M. Killea
Name:	Peter M. Killea
Title:	Vice President

Exhibit A

Schedule 1

Lenders and Commitments

Lender	Commitment	Notice Address
KeyBank National Association	$25,000,000	KeyCenter 127 Public Square Cleveland, Ohio 44114 Fax: (216) 689-8329 Attention: KCIB Healthcare Group

Banknorth, N.A.	$17,500,000	7 New England Executive Park 10th Floor Burlington, MA 01803 Fax: (781) 229-5663 Attention: Jeffrey R. Westling

Citizens Bank of Massachusetts	$15,000,000	28 State Street Boston, MA 02109 Fax: (617) 263-0439 Attention: Michael Ouellet, Senior Vice President

JPMorgan Chase Bank, N.A.	$17,500,000	2 Corporate Drive, Floor 7 Shelton, CT 06484-6238 Fax: (203) 944-8495 Attention: Peter Killea, Vice President

Total:	$75,000,000